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December 2, 2024
Key Tronic Corporation
4424 North Sullivan Road
Spokane Valley, Washington 99216

Re: Key Tronic Corporation – Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel for Key Tronic Corporation, a Washington corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,600,000 shares of Common Stock of the Company, no par value (the “Shares”), issuable pursuant to the Key Tronic Corporation 2024 Incentive Plan (the “2024 Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein.

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the 2024 Plan, will be validly issued, fully paid and non-assessable.

This opinion is limited to matters governed by the Washington Business Corporation Act (including the applicable provisions of the Constitution of the State of Washington and the reported judicial decisions interpreting the Washington Business Corporation Act and such applicable provisions of the Constitution of the State of Washington).

The opinion expressed herein is as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

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